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                                                                   EXHIBIT 99.19
                               POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints Catherine Brady to act as attorney-in-fact and agent, with power of substitution and resubstitution, for the undersigned in any and all capacities to sign the Registration Statement of Republic Funds, Republic Advisor Funds Trust, and Republic Portfolios, and any pre- or post-effective amendments thereto, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and conforming all that said attorney-in-fact, or her substitute or substitutes, may do or cause to be done by virtue hereof.


                                           /s/ ADRIAN WATERS
                                               -------------------------
                                               Adrian Waters

Date:  February 28, 1997